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                                  EXHIBIT 21.1

                            SUBSIDIARES OF REGISTRANT

                 FIRST COMMUNITY FINANCIAL GROUP, INC. ("FCFG")
                                AND SUBSIDIARIES

Name of Subsidiary of FCFG                                         Jurisdiction of        Trade/Fictitious Business
--------------------------                                         ---------------        -------------------------
                                                                     Incorporation                  Names
                                                                     -------------                  -----
First Community Bank of Washington ("FCB")                            Washington                     None
Information Management Systems, Inc.                                  Washington                     None
Premises, Inc.                                                        Washington                     None

Name of Subsidiary of FCB                                          Jurisdiction of        Trade/Fictitious Business
-------------------------                                          ---------------        -------------------------
                                                                     Incorporation                  Names
                                                                     -------------                  -----
FCB Financial Services, Inc.                                          Washington                     None